Exhibit 99.1

For Immediate Release

Kura Sushi USA Announces Fiscal Fourth Quarter and

Fiscal Year 2021 Financial Results

Irvine, CA. November 11, 2021 – Kura Sushi USA, Inc. (“Kura Sushi” or the “Company”) (NASDAQ: KRUS), a technology-enabled Japanese restaurant concept, today provided a COVID-19 business update and reported fiscal fourth quarter and fiscal year 2021 financial results for the period ended August 31, 2021.

COVID-19 Business Update

As of August 31, 2021, the Company had all 32 of its restaurants open with indoor dining capacities of 100%.  As of today, the Company has all 33 restaurants operating at an indoor capacity of 100%, including one new restaurant opened subsequent to August 31, 2021.

Fiscal Fourth Quarter 2021 Highlights

➣	Total sales were $27.9 million compared to $5.5 million in the fourth quarter of 2020;
➣	Operating loss was $0.8 million, compared to an operating loss of $6.8 million in the fourth quarter of 2020;
➣	Net loss was $0.8 million, or ($0.09) per diluted share, compared to net loss of $6.8 million, or ($0.82) per diluted share, in the fourth quarter of 2020;
➣	Adjusted net loss* was $1.4 million, or ($0.15) per diluted share, compared to an adjusted net loss* of $7.0 million or ($0.84) per diluted share, in the fourth quarter of 2020;
➣	Restaurant-level operating profit* was $4.6 million;
➣	Adjusted EBITDA* was $0.6 million; and
➣	One new restaurant opened during the fourth quarter of 2021.
*

Adjusted net income (loss), Restaurant-level operating profit (loss) and Adjusted EBITDA are non-GAAP measures and are defined below under “Key Financial Definitions”. Please see the reconciliation of non-GAAP measures accompanying this release.  See also “Non-GAAP Financial Measures” below.

Hajime Uba, President and Chief Executive Officer of Kura Sushi, stated, “Our fiscal fourth quarter results demonstrate the continued momentum in our business recovery. Despite challenges presented by COVID-19 and its variants, we generated meaningful top line growth and a solid 4.9% increase in comparable restaurant sales versus 2019. Moreover, our operational efficiencies have also allowed us to deliver a restaurant-level operating profit margins of over 16%, strongly narrowing the gap to our pre-pandemic performance. Through a renewed focus on recruitment and retention, and continued investment in technological innovation and automation, we have positioned our Company for success as we enter fiscal 2022.”

Uba added, “Fiscal 2022 is an exciting year for us as we plan to open eight to ten new restaurants. In fact, we have been extremely pleased with the performance of this year’s first opening in Stonestown Galleria in San Francisco. With a mix of new markets and in-fills, we believe that our whitespace potential is larger than ever due to pandemic-driven restaurant closures, particularly in the Japanese restaurant segment, and our team is ready and eager to bring the Kura experience to new guests across America.”

Follow-on Offering of Common Stock and CARES Act Employee Retention Credit

During the fourth quarter of 2021, the Company closed an underwritten public offering of 1,265,000 shares of its Class A common stock at a public offering price of $45.00 per share, including the exercise in full by the underwriters of their option to purchase an additional 165,000 shares of Class A common stock.  The Company received proceeds from the offering, net of underwriters’ discounts and commissions and offering expenses, of approximately $53.5 million.  The Company paid down in full its $17.0 million outstanding balance on its revolving line of credit as of August 31, 2021.  As of August 31, 2021, the Company had cash and cash equivalents of $40.4 million and no debt.

As permitted under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), the Company recognized a $1.3 million employee retention credit during the fiscal fourth quarter ended August 31, 2021.

Review of Fiscal Fourth Quarter 2021 Financial Results

Total sales were $27.9 million compared to $5.5 million in the fourth quarter of 2020.  Comparable restaurant sales increased 291% for the fourth quarter of 2021 as compared to the fourth quarter of 2020. Comparable restaurant sales increased 4.9% as compared to the fourth quarter of 2019.

Food and beverage costs as a percentage of sales were 30.8% compared to 33.3% in the fourth quarter of 2020. The decrease is primarily due to normalized performance as sales volumes improved and inventory spoilage decreased.

Labor and related costs as a percentage of sales decreased to 29.9% from 60.3% in the fourth quarter of 2020. In the fourth quarter of 2021, a $1.2 million employee retention credit was recognized under the CARES Act and extension thereof compared to $0.1 million in the fourth quarter of 2020.  Excluding the $1.2 million employee retention credit, labor and related costs would have been 34.3% in the fourth quarter of 2021. The decrease as a percentage of sales was primarily due to the effect of lower sales and minimum staffing needed to operate our restaurants at reduced capacities in the fourth quarter of 2020.

Occupancy and related expenses were $1.9 million compared to $1.7 million in the fourth quarter of 2020. The increase is primarily due to seven new restaurants opened since the fourth quarter of 2020, partially offset by lower pre-opening lease expense.

Other costs as a percentage of sales decreased to 12.9% compared to 26.8% in the fourth quarter of 2020. The decrease was primarily due to higher sales leverage.

General and administrative expenses were $5.0 million compared to $3.1 million in the fourth quarter of 2020. Excluding the impact of a $0.8 million litigation accrual, general and administrative expenses would have been $4.2 million. This increase was primarily due to compensation expenses for headcount additions to support our accelerated growth. As a percentage of sales, adjusted general and administrative expenses decreased to 15.2% compared to 55.5% in the fourth quarter of 2020.

Operating loss was $0.8 million compared to an operating loss of $6.8 million in the fourth quarter of 2020.

Income tax expense was $18 thousand compared to an income tax benefit of $5 thousand in the fourth quarter of 2020.

Net loss was $0.8 million, or ($0.09) per diluted share, compared to net loss of $6.8 million, or ($0.82) per diluted share, in the fourth quarter of 2020.

Adjusted net loss* was $1.4 million, or ($0.15) per diluted share, compared to adjusted net loss* of $7.0 million, or ($0.84) per diluted share, in the fourth quarter of 2020.

Restaurant-level operating profit* was $4.6 million compared to restaurant-level operating loss* of $2.3 million in the fourth quarter of 2020.

Adjusted EBITDA* was $0.6 million compared to ($5.4) million in the fourth quarter of 2020.

Review of Fiscal Year 2021 Financial Results

Total sales were $64.9 million compared to $45.2 million in the fiscal year 2020. Comparable restaurant sales increased 16% as compared to fiscal year 2020. Average unit volumes were $2.1 million.

Operating loss was $10.0 million compared to an operating loss of $16.5 million in fiscal year 2020.

Income tax expense was $0.1 million compared to income tax expense of $1.2 million in fiscal year 2020. Fiscal year 2020 included a $1.1 million valuation allowance on our deferred tax assets.

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Net loss was $10.3 million, or ($1.21) per diluted share, compared to a net loss of $17.4 million, or ($2.08) per diluted share, in fiscal year 2020.

Adjusted net loss* was $18.4 million, or ($2.16) per diluted share, compared to adjusted net loss* of $19.1 million, or ($2.29) per diluted share, in fiscal year 2020.

Restaurant-level operating profit* was $3.2 million compared to restaurant-level operating loss* of $0.7 million in fiscal year 2020.

Adjusted EBITDA* was ($10.9) million compared to ($13.0) million in fiscal year 2020.

Restaurant Development

During the fiscal fourth quarter 2021, we opened one new restaurant in Bellevue, WA. Subsequent to August 31, 2021, we opened one new restaurant in San Francisco, CA.

Fiscal Year 2022 Outlook

➣	Total sales between $130 million and $140 million;
➣	General and administrative expenses as a percentage of sales of approximately 17%; and
➣	8 to 10 new restaurants, with average net capital expenditures per unit of approximately $2.1 million.

These expectations assume that the Company experiences no further operating restrictions or material downturns in the pandemic situation. These expectations are based on the Company’s recent results in the fourth quarter of fiscal 2021, as well as performance to-date in the first quarter of fiscal 2022. While the Company believes these expectations are appropriate given the current operating environment, the restaurant industry remains highly vulnerable to COVID-related volatility.

Conference Call

A conference call and webcast to discuss Kura Sushi’s financial results is scheduled for 5:00 p.m. ET today. Hosting the conference call and webcast will be Hajime “Jimmy” Uba, President and Chief Executive Officer and Steven Benrubi, Chief Financial Officer.

Interested parties may listen to the conference call via telephone by dialing 201-689-8471. A telephone replay will be available shortly after the call has concluded and can be accessed by dialing 412-317-6671; the passcode is 13723969. The replay will be available until November 18, 2021. The webcast will be available at www.kurasushi.com under the investor relations section and will be archived on the site shortly after the call has concluded.

About Kura Sushi USA, Inc.

Kura Sushi USA, Inc. is a technology-enabled Japanese restaurant concept with 33 locations across nine states and Washington DC. The Company offers guests a distinctive dining experience built on authentic Japanese cuisine and an engaging revolving sushi service model. Kura Sushi USA, Inc. was established in 2008 as a subsidiary of Kura Sushi, Inc., a Japan-based revolving sushi chain with over 480 restaurants and more than 35 years of brand history. For more information, please visit www.kurasushi.com.

Key Financial Definitions

Adjusted Net Income (Loss), a non-GAAP measure, is defined as net income (loss) before certain items, such as employee retention credit, litigation accrual and certain executive transition costs, that the Company believes are not indicative of its core operating results. Adjusted net income (loss) per diluted share represents adjusted net income (loss) divided by the number of diluted shares.

EBITDA, a non-GAAP measure, is defined as net income (loss) before interest, income taxes and depreciation and amortization expenses.

Adjusted EBITDA, a non-GAAP measure, is defined as EBITDA plus stock-based compensation expense, non-cash lease expense and asset disposals, closure costs and restaurant impairments, as well as certain items, such as

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employee retention credit, litigation accrual and certain executive transition costs, that the Company believes are not indicative of its core operating results. Adjusted EBITDA margin is defined as adjusted EBITDA divided by sales.

Restaurant-level Operating Profit (Loss), a non-GAAP measure, is defined as operating income (loss) plus depreciation and amortization expenses; stock-based compensation expense; employee retention credit; pre-opening costs and general and administrative expenses which are considered normal, recurring, cash operating expenses and are essential to supporting the development and operations of restaurants; non-cash lease expense; and asset disposals, closure costs and restaurant impairments; less corporate-level stock-based compensation expense and employee retention credit recognized within general and administrative expenses. Restaurant-level operating profit (loss) margin is defined as restaurant-level operating profit (loss) divided by sales.

Average Unit Volumes (“AUVs”) consist of the average annual sales of all restaurants that have been open for 18 months or longer at the end of the fiscal year presented.  AUVs are calculated by dividing (x) annual sales for the fiscal year presented for all such restaurants by (y) the total number of restaurants in that base. The Company makes fractional adjustments to sales for restaurants that were not open for the entire fiscal year presented (e.g., a restaurant is closed for renovation) to annualize sales for such period of time.  The Company did not make any adjustments for the temporary restaurant closures due to COVID-19 during the fiscal years ended August 31, 2021 and August 31, 2020.

Comparable Restaurant Sales Performance refers to the change in year-over-year sales for the comparable restaurant base.  The Company includes restaurants in the comparable restaurant base that have been in operation for at least 18 months prior to the start of the accounting period presented due to new restaurants experiencing a period of higher sales upon opening, including those temporarily closed for renovations during the year. For restaurants that were temporarily closed for renovations during the year, the Company makes fractional adjustments to sales such that sales are annualized in the associated period.  Performance in comparable restaurant sales represents the percent change in sales from the same period in the prior year for the comparable restaurant base.  The Company did not make any adjustments for the temporary restaurant closures due to COVID-19 during the three months and fiscal years ended August 31, 2021 and August 31, 2020.

Non-GAAP Financial Measures

To supplement the condensed financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company presents certain financial measures, such as adjusted net income (loss), EBITDA, adjusted EBITDA, adjusted EBITDA margin, restaurant-level operating profit (loss) and restaurant-level operating profit (loss) margin (“non-GAAP measures”) that are not recognized under GAAP. These non-GAAP measures are intended as supplemental measures of its performance that are neither required by, nor presented in accordance with, GAAP. The Company is presenting these non-GAAP measures because the Company believes that they provide useful information to management and investors regarding certain financial and business trends relating to its financial condition and operating results. These measures also may not provide a complete understanding of the operating results of the Company as a whole and such measures should be reviewed in conjunction with its GAAP financial results. Additionally, the Company presents restaurant-level operating profit (loss) because it excludes the impact of general and administrative expenses which are not incurred at the restaurant-level. The Company also uses restaurant-level operating profit (loss) to measure operating performance and returns from opening new restaurants.

The Company believes that the use of these non-GAAP measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. However, you should be aware that restaurant-level operating profit (loss) and restaurant-level operating profit (loss) margin are financial measures which are not indicative of overall results for the Company, and restaurant-level operating profit (loss) and restaurant-level operating profit (loss) margin do not accrue directly to the benefit of stockholders because of corporate-level expenses excluded from such measures. In addition, you should be aware when evaluating these non-GAAP measures that in the future the Company may incur expenses similar to those excluded when calculating these measures. The Company’s presentation of these measures should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items. The Company’s computation of these non-GAAP measures may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate these non-GAAP measures in the same fashion. Because of these limitations, these non-GAAP measures should not be considered in isolation or as a substitute for performance measures calculated

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in accordance with GAAP. The Company compensates for these limitations by relying primarily on its GAAP results and using these non-GAAP measures on a supplemental basis.

Forward-Looking Statements

Except for historical information contained herein, the statements in this press release or otherwise made by our management in connection with the subject matter of this press release are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) and involve risks and uncertainties and are subject to change based on various important factors. This press release includes forward-looking statements that are based on management’s current estimates or expectations of future events or future results. These statements are not historical in nature and can generally be identified by such words as “target,” “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “continue,” “predict,” “potential,” “plan,” “anticipate” or the negative of these terms, and similar expressions. Management’s expectations and assumptions regarding future results are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements included in this press release. These risks and uncertainties include but are not limited to: risks related to the COVID-19 outbreak; our ability to successfully resume and maintain increases in our comparable restaurant sales; our ability to successfully execute our growth strategy and open new restaurants that are profitable; our ability to expand in existing and new markets; our projected growth in the number of our restaurants; macroeconomic conditions and other economic factors; our ability to compete with many other restaurants; our reliance on vendors, suppliers and distributors, including our parent company Kura Sushi, Inc.; concerns regarding food safety and foodborne illness; changes in consumer preferences and the level of acceptance of our restaurant concept in new markets; minimum wage increases and mandated employee benefits that could cause a significant increase in our labor costs; the failure of our automated equipment or information technology systems or the breach of our network security; the loss of key members of our management team; the impact of governmental laws and regulations; volatility in the price of our common stock; and other risks and uncertainties as described in our filings with the Securities and Exchange Commission (“SEC”). These and other factors that could cause results to differ materially from those described in the forward-looking statements contained in this press release can be found in the Company’s other filings with the SEC. Undue reliance should not be placed on forward-looking statements, which are only current as of the date they are made. The Company assumes no obligation to update or revise its forward-looking statements, except as may be required by applicable law.

### #### ###

Investor Relations Contact:

Fitzhugh Taylor or Steven Boediarto

(657) 333-4010

investor@kurausa.com

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Kura Sushi USA, Inc.

Condensed Statements of Operations

(in thousands, except per share amounts; unaudited)

	Three Months Ended August 31,		Fiscal Year Ended August 31,
	2021	2020	2021	2020
Sales	$27,924	$5,528	$64,891	$45,168
Restaurant operating costs:
Food and beverage costs	8,608	1,841	20,686	14,709
Labor and related costs	8,360	3,333	16,430	18,669
Occupancy and related expenses	1,891	1,694	7,093	6,359
Depreciation and amortization expenses	1,111	862	4,126	2,980
Other costs	3,605	1,484	10,448	6,705
Total restaurant operating costs	23,575	9,214	58,783	49,422
General and administrative expenses	5,014	3,070	15,701	12,064
Depreciation and amortization expenses	97	83	396	180
Total operating expenses	28,686	12,367	74,880	61,666
Operating loss	(762)	(6,839)	(9,989)	(16,498)
Other expense (income):
Interest expense	66	33	220	136
Interest income	(12)	(18)	(20)	(450)
Loss before income taxes	(816)	(6,854)	(10,189)	(16,184)
Income tax expense (benefit)	18	(5)	106	1,174
Net loss	$(834)	$(6,849)	$(10,295)	$(17,358)
Net loss per Class A and Class B shares
Basic	$(0.09)	$(0.82)	$(1.21)	$(2.08)
Diluted	$(0.09)	$(0.82)	$(1.21)	$(2.08)
Weighted average Class A and Class B shares outstanding
Basic	8,919	8,342	8,528	8,338
Diluted	8,919	8,342	8,528	8,338

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Kura Sushi USA, Inc.

Selected Balance Sheet Data and Selected Operating Data

(in thousands; except restaurants and percentages; unaudited)

	August 31, 2021	August 31, 2020
Selected Balance Sheet Data:
Cash and cash equivalents	$40,430	$9,259
Total assets	$177,669	$118,379
Total liabilities	$86,825	$72,666
Total stockholders’ equity	$90,844	$45,713

	Three Months Ended August 31,		Fiscal Year Ended August 31,
	2021	2020	2021	2020
Selected Operating Data:
Restaurants at the end of period	32	25	32	25
Average unit volumes	N/A	N/A	2,138	1,942
Comparable restaurant sales performance	291.4%	(72.7)%	16.2%	(37.8)%
EBITDA	$446	$(5,894)	$(5,467)	$(13,338)
Adjusted EBITDA	$619	$(5,408)	$(10,934)	$(12,995)
Adjusted EBITDA margin	2.2%	(97.8)%	(16.8)%	(28.8)%
Operating loss	$(762)	$(6,839)	$(9,989)	$(16,498)
Operating loss margin	(2.7)%	(123.7)%	(15.4)%	(36.5)%
Restaurant-level operating profit (loss)	$4,592	$(2,299)	$3,169	$(733)
Restaurant-level operating profit (loss) margin	16.4%	(41.6)%	4.9%	(1.6)%

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Kura Sushi USA, Inc.

Reconciliation of Net Loss and Net Loss Per Diluted Share to

Adjusted Net Loss and Adjusted Net Loss Per Diluted Share

(in thousands, except loss per share amounts; unaudited)

	Three Months Ended August 31,		Fiscal Year Ended August 31,
	2021	2020	2021	2020
Net loss	$(834)	$(6,849)	$(10,295)	$(17,358)
Executive transition costs(4)	—	—	390	—
Employee retention credit(5)	(1,327)	(170)	(10,258)	(1,750)
Litigation accrual(6)	780	—	1,780	—
Adjusted net loss	$(1,381)	$(7,019)	$(18,383)	$(19,108)
Net loss per Class A and Class B diluted share	$(0.09)	$(0.82)	$(1.21)	$(2.08)
Executive transition costs(4)	—	—	0.04	—
Employee retention credit(5)	(0.15)	(0.02)	(1.20)	(0.21)
Litigation accrual(6)	0.09	—	0.21	—
Adjusted net loss per Class A and Class B diluted share	$(0.15)	$(0.84)	$(2.16)	$(2.29)
Weighted average Class A and Class B shares outstanding
Diluted shares	8,919	8,342	8,528	8,338
Adjusted diluted shares	8,919	8,342	8,528	8,338

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Kura Sushi USA, Inc.

Reconciliation of Net Loss to EBITDA and Adjusted EBITDA

(in thousands; unaudited)

	Three Months Ended August 31,		Fiscal Year Ended August 31,
	2021	2020	2021	2020
Net loss	$(834)	$(6,849)	$(10,295)	$(17,358)
Interest expense (income), net	54	15	200	(314)
Income tax expense (benefit)	18	(5)	106	1,174
Depreciation and amortization expenses	1,208	945	4,522	3,160
EBITDA	446	(5,894)	(5,467)	(13,338)
Stock-based compensation expense(1)	443	280	1,409	860
Non-cash lease expense(2)	277	376	1,212	1,233
Executive transition costs(4)	—	—	390	—
Employee retention credit(5)	(1,327)	(170)	(10,258)	(1,750)
Litigation accrual(6)	780	—	1,780	—
Adjusted EBITDA	$619	$(5,408)	$(10,934)	$(12,995)

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Kura Sushi USA, Inc.

Reconciliation of Operating Loss to Restaurant-level Operating Profit (Loss)

(in thousands; unaudited)

	Three Months Ended August 31,		Fiscal Year Ended August 31,
	2021	2020	2021	2020
Operating loss	$(762)	$(6,839)	$(9,989)	$(16,498)
Depreciation and amortization expenses	1,208	945	4,522	3,160
Stock-based compensation expense(1)	443	280	1,409	860
Pre-opening costs(3)	41	292	873	972
Non-cash lease expense(2)	277	376	1,212	1,233
Employee retention credit(5)	(1,327)	(170)	(10,258)	(1,750)
General and administrative expenses	5,014	3,070	15,701	12,064
Corporate-level stock-based compensation and employee retention credit included in general and administrative expenses	(302)	(253)	(301)	(774)
Restaurant-level operating profit (loss)	$4,592	$(2,299)	$3,169	$(733)

(1)

Stock-based compensation expense includes non-cash stock-based compensation, which is comprised of restaurant-level stock-based compensation included in other costs in the statements of operations and corporate-level stock-based compensation included in general and administrative expenses in the statements of operations.

(2)	Non-cash lease expense includes lease expense from the date of possession of our restaurants that did not require cash outlay in the respective periods.
(3)

Pre-opening costs consist of labor costs and travel expenses for new employees and trainers during the training period, recruitment fees, legal fees, cash-based lease expenses incurred between the date of possession and opening day of our restaurants, and other related pre-opening costs.

(4)	Executive transition costs include severance and search fees associated with the transition of our Chief Financial Officer. The income tax impact of this adjustment was immaterial.
(5)	Employee retention credit includes a refundable credit recognized under the CARES Act and extension thereof. The income tax impact of this adjustment was immaterial.
(6)	Litigation accrual includes an accrual related to a litigation claim. The income tax impact of this adjustment was immaterial.

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